EXHIBIT 25


                                   EXHIBIT 25

                                POWER OF ATTORNEY
                                   CONCERNING
                              FORM 10-K FISCAL 1998


         Each person whose signature appears below constitutes and appoints JOHN
R. HELMEN his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and any or all amendments to such Annual Report on other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                                                 Date
---------                                                 ----

/s/John R. Helmen, Chief Executive Officer,
President and Director (Principal executive officer)      March 12, 1999


/s/Leslie A. Willig                                       March 12, 1999
Leslie A. Willig, Chairman

/s/Curtis R. Jackels                                      March 12, 1999
Curtis R. Jackels, Vice President - Finance
and Treasurer (principal financial and principal
accounting officer)

/s/George A. Kiproff                                      March 12, 1999
George A. Kiproff, Director

/s/James R. Loomis                                        March 12, 1999
James R. Loomis, Director

/s/Thomas J. Cassady                                      March 12, 1999
Thomas J. Cassady, Director


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